EXHIBIT 10.38

                      FIRST MODIFICATION AND REAFFIRMATION
                               OF LIMITED GUARANTY

      THIS FIRST MODIFICATON AND REAFFIRMATION OF LIMITED GUARANTY (this "Agreement"), dated as of January 25, 2002, is by and between WORLDCOM, INC., a Georgia corporation ("Guarantor"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America").

                                   WITNESSETH:

      WHEREAS, Bank of America has made certain loans and other credit accommodations to BERNARD J. EBBERS ("Ebbers"); and

      WHEREAS, such loans and other credit accommodations from Bank of America to Ebbers were modified and amended pursuant to that certain Omnibus Amendment to Loan Documents dated as of February 12, 2001 among Ebbers, certain entities owned and controlled by Ebbers (each, a "Company Borrower"), and Bank of America (the "First Amendment"); and

      WHEREAS, as a condition precedent to Bank of America's agreement to enter into the First Amendment, Bank of America requested that Guarantor execute and deliver, and Guarantor did execute and deliver, that certain Limited Guaranty in favor of Bank of America dated as of February 12, 2001 (the "Guaranty"); and

      WHEREAS, Ebbers and the Company Borrowers have requested that Bank of America further modify and amend the terms and conditions of its loans and other credit accommodations to Ebbers and the Company Borrowers pursuant to that certain Second Omnibus Amendment to Loan Documents of even date herewith among Bank of America, Ebbers and the Company Borrowers (the "Second Amendment"); and

      WHEREAS, as a condition precedent to entering into the Second Amendment, Bank of America has requested that Guarantor enter into this Agreement; and

      WHEREAS, contemporaneously with the execution and delivery of the Second Amendment, Ebbers and Bank of America are entering into that certain Reimbursement Agreement of even date herewith (the "Reimbursement Agreement") with respect to that certain Letter of Credit Number 934190 issued by Bank of America in favor of Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association, as trustee (the "Letter of Credit"); and

      WHEREAS, Ebbers is the President and Chief Executive Officer of Guarantor; and

      WHEREAS, in consideration of Ebbers' services as an officer of Guarantor, and in order to facilitate the modifications contemplated by the Second Amendment and to avoid demand for
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payment under the Guaranty or other actions by Bank of America, Guarantor has agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor and Bank of America hereby agree as follows:

      1. ACKNOWLEDGMENT OF SECOND AMENDMENT; REAFFIRMATION OF GUARANTY. Guarantor acknowledges that (a) Guarantor has received and reviewed the Second Amendment, (b) on or about the date hereof, Bank of America will release Mississippi College from its reimbursement obligations under the Letter of Credit and substitute Ebbers as the primary obligor for such reimbursement obligations pursuant to the Reimbursement Agreement, and (c) such Reimbursement Agreement creates additional Obligations (as defined in the Guaranty). Although the Guaranty states that it continues to apply even if the underlying documents are amended, Guarantor nevertheless reaffirms the Guaranty and acknowledges and agrees that, subject to the modifications hereinafter set forth, the Guaranty remains in full force and effect and currently is subject to no right of offset, claim or counterclaim by Guarantor. Guarantor further acknowledges and agrees that the monetary limit on the Guaranteed Obligations (as defined in the Guaranty), as such limit is modified below, has not been decreased by any repayment of or any other decrease in the amount of any of the Obligations received by Bank of America prior to the date hereof. Guarantor and Bank of America further acknowledge that the Guaranty shall continue in full force and effect until the first to occur of (y) subject to the next sentence, receipt by Bank of America of notice of termination thereof by Guarantor, or (z) payment in full of all of the Guaranteed Obligations (including any Guaranteed Obligations, absolute or contingent, under any guaranty by Ebbers of the Obligations of any Company Borrower or, as provided in Section 3(b)(iii) below, under the Reimbursement Agreement) and the termination of the Loan Documents under which the Guaranteed Obligations arose (including the Letter of Credit and the Reimbursement Agreement) and any obligation of Bank of America to make loans or extend other financial accommodations thereunder to the extent such Loan Documents and obligations could create additional Guaranteed Obligations. No notice of termination of the Guaranty shall affect in any manner rights arising under the Guaranty with respect to Guaranteed Obligations that shall have been committed, created, contracted, assumed or incurred prior to receipt of such written notice pursuant to any agreement entered into by Bank of America prior to receipt of such notice.

      2. REPRESENTATIONS AND WARRANTIES. Guarantor hereby restates, ratifies, and reaffirms the representations and warranties made by it in the Guaranty as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement.

      3. MODIFICATIONS TO GUARANTY.

      (a) The Guaranty is hereby modified such that all references therein to the "Amendment" (as defined in the Guaranty) shall be deemed to include both the First Amendment and the Second Amendment. Without limiting the generality of the foregoing, it is understood


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and agreed that the term "Obligations" (as defined in the Guaranty) shall include all Obligations of Ebbers and each Company Borrower as defined in the Second Amendment.

      (b) The Guaranty is hereby modified by deleting Section 11 thereof, and Guarantor and Bank of America hereby agree that, notwithstanding anything to the contrary contained in the Guaranty or this Agreement:

            (i) Guarantor's liability under the Guaranty and this Agreement shall be limited to the following, to the extent the same constitute Guaranteed Obligations (as defined in the Guaranty):

                  (A) $150,000,000 of Guaranteed Obligations, plus

                  (B) all Additional Payments (as defined in the Second Amendment), plus

                  (C) all costs (including reasonable attorneys' fees) of collecting and enforcing this Guaranty.

            (ii) The $150,000,000 limitation set forth in clause (i)(A) above shall be decreased by the amount of any decrease in the principal amount of the Obligations (other than Obligations with respect to the Letter of Credit and the Reimbursement Agreement) from and after the date hereof but shall be reinstated (but shall not in any event exceed $150,000,000) to the extent of any increase in such principal amount prior to receipt of written notice of termination of the Guaranty as provided in the Guaranty, whether as a result of a loan to Ebbers or any Company Borrower or any protective advance or other cost or expense incurred by Bank of America, whether or not Guarantor has knowledge thereof or consents thereto.

            (iii) Ebbers' Obligations with respect to the Reimbursement Agreement, the Letter of Credit and any Margin Call (as defined in the Second Amendment) shall only constitute Guaranteed Obligations to the extent that Additional Payments are triggered by decreases in the closing price of WCOM Stock (as defined in the Second Amendment) as described in
      Section 10(a)(iii) of the Second Amendment.

      4. NOTICES. All notices, demands and requests that any party is required or elects to give to any other in connection with this Agreement or the Guaranty shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) business days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified at the address or facsimile number set forth below or as may be changed by notice to the other party:


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      If to Guarantor:

      WorldCom, Inc.
      500 Clinton Center Drive
      Clinton, Mississippi  39056
      Attention:  Chief Financial Officer
      Facsimile No.:  601-460-8246

      If to Bank of America:

      Bank of America, N.A.
      600 Peachtree Street, N.E., 6th Floor
      Atlanta, Georgia  30308
      Attention:  Penn Wells, Senior Vice President
      Facsimile No.:  404-607-6484

      5. MISCELLANEOUS. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia. Except as expressly set forth herein, the Guaranty shall remain in full force and effect in accordance with its terms. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  [Remainder of Page Intentionally Left Blank]


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      IN WITNESS WHEREOF, Guarantor and Bank of America have caused this
Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                                        WORLDCOM, INC.


                                        By: /s/ Scott D. Sullivan
                                           -------------------------------------
                                        Name:  Scott D. Sullivan
                                        Title: Chief Financial Officer


                                        BANK OF AMERICA, N.A.


                                        By: /s/ Penn Wells
                                           -------------------------------------
                                        Name:  Penn Wells
                                        Title: Senior Vice President